Exhibit 99.1

CareMax Reaches Agreements to Sell
Management Services Organization and Core Centers’ Assets

Revere Medical Enters into Agreement to Acquire
CareMax’s Management Services Organization

Agreement in Principle Reached with “Stalking Horse” for Core Centers’ Assets

Sale Transactions to be Implemented Through an Expedited

Prearranged Chapter 11 Plan Supported by

100% of CareMax’s Secured Lenders

CareMax Secures $30.5 Million in Debtor in Possession Financing to Support Operations and Continuing Provision of Healthcare Services Throughout Restructuring Process

MIAMI – November 17, 2024 – CareMax, Inc. (NASDAQ: CMAX; CMAXW) (“CareMax” or

the “Company”), a leading technology-enabled value-based care delivery system, today announced it has entered into an agreement to sell its management services organization and also announced a sale process for the Company’s core centers’ assets (collectively, the “Sale Transactions”). The Sale Transactions will be implemented pursuant to a prearranged chapter 11 plan supported and funded by 100 percent of CareMax’s current secured lenders (the “Prearranged Plan”).

CareMax has entered into an agreement with an affiliate of Revere Medical (formerly known as Rural Health Group), pursuant to which Revere Medical will acquire the Medicare Shared Savings Program portion of the Company’s management services organization
(the “MSO Business”) that supports care provided to approximately 80,000 Medicare beneficiaries. The sale of the MSO Business is anticipated to be consummated simultaneously with the consummation of CareMax’s Prearranged Plan. The Company intends to wind down the ACO REACH and Medicare Advantage portions of its management services organization.

CareMax also announced that it has reached an agreement in principle on a “stalking horse” agreement with a third-party buyer for the Company’s operating clinic business (the “Core Centers’ Assets”). The closing of this sale is also anticipated to be consummated simultaneously with the consummation of CareMax’s Prearranged Plan. The Company intends to disclose the proposed terms of the stalking horse agreement and the potential purchaser in the coming days, when and if an agreement is finalized.

The stalking horse bid will be subject to an auction and, if an agreement with the stalking horse bidder is not finalized in the coming days, CareMax’s current secured lenders – who have been providing capital to the business for the past four months – will credit bid for the Core Centers Assets. The sale process is intended to ensure patient and doctor continuity and CareMax’s secured lenders are committed to supporting the business throughout this process.

To facilitate the foregoing, CareMax has initiated prearranged voluntary chapter 11 proceedings in the U.S. Bankruptcy Court for the Northern District of Texas (the "Court"). CareMax has also filed customary motions with the Court, seeking authorization to maintain business-as-usual operations, including by:

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Continuing operations to ensure patients at its clinics continue to receive high-quality, value-based healthcare;

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Paying associated wages, including for its doctors and nurses, without interruption; and
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Paying the existing pre-petition claims of certain vendors that are critical to the health and safety of CareMax’s patients and critical to the operation of the Company's medical centers.

These motions, once approved, will help facilitate a smooth transition into the restructuring process and ensure the Company's medical centers and physicians can continue providing uninterrupted service to patients.

Simultaneously, CareMax entered into a restructuring support agreement (the "RSA") with lenders holding 100 percent of the Company’s secured debt obligations. The RSA provides for, among other things, the lenders’ support for the Sale Transactions and the Prearranged Plan and the lenders’ agreement to provide CareMax with a $30.5 million debtor in possession financing facility to support CareMax’s operations through confirmation of the Prearranged Plan
(the “DIP Financing”).

The Prearranged Plan, the Sale Transactions, the RSA, and the DIP Financing are subject to Court approval, as well as customary regulatory approval and closing conditions. CareMax anticipates that the Sale Transactions and Prearranged Plan will be consummated in early 2025.

CareMax will continue to operate and maintain its commitment to providing high-quality patient care and services. The DIP Financing is expected to provide sufficient liquidity to support the Company's ongoing operations throughout the restructuring process.

Carlos de Solo, Chief Executive Officer of CareMax, commented, “After a careful review of the Company’s strategic alternatives, we have determined that the transactions announced today are our best opportunity to protect the long-term value of the CareMax assets and ensure our patients, providers, and health plans can continue to rely on the comprehensive, coordinated care we provide. We are deeply appreciative of the outstanding team members across CareMax, whose hard work and commitment to our partners is resolute.”

Additional information regarding the Company’s court-supervised process, court filings, and information about the claims process can be found at https://cases.stretto.com/CareMax, a website administered by CareMax’s claims agent, Stretto, Inc. Information is also available by calling (855.314.3709) (Toll-Free) and (657.660.3550) (International).

Additional information regarding the Prearranged Plan, Sale Transactions, the RSA, and the DIP Financing, and the impact of the foregoing on the Company’s securityholders, can be found in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission.

Advisors

Sidley Austin LLP is serving as legal counsel to CareMax. Alvarez & Marsal North America, LLC is serving as financial advisor to CareMax. Piper Sandler & Co. is serving as investment banker to CareMax. Ropes & Gray LLP is serving as legal counsel and Guggenheim Securities, LLC is serving as financial advisor and investment banker to the current secured lenders.

About CareMax

Founded in 2011, CareMax is a value-based care delivery system that utilizes a proprietary technology-enabled platform and multi-specialty, whole person health model to deliver comprehensive, preventative and coordinated care for its members. CareMax operates 46 clinical centers and employs approximately 1,100 employees who serve approximately 260,000 patients across all business lines. Through CareMax’s fully-integrated, Five-Star Quality rated health and wellness centers, CareMax is redefining healthcare across the country by reducing costs, improving overall outcomes and promoting health equity for seniors.
Learn more at www.caremax.com.

About Revere Medical / Rural Healthcare Group

Rural Healthcare Group is now Revere Medical. Revere Medical is headquartered in Nashville, Tennessee and operates an employed medical group and provider network across six states. More information on Revere Medical can be found here: www.reveremedical.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding the process and potential outcomes and timing of the Company’s chapter 11 proceedings, the Company’s expectations regarding the Prearranged Plan, the Sale Transactions and the DIP Financing and the Court’s approval thereof, the Company’s expectations regarding reaching an agreement to sell the Core Centers’ Assets, the Company’s ability to continue to operate as usual during the chapter 11 proceedings and the Company's ability to pay for continuing obligations. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the Company's future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; the Company's ability to fund its planned operations and its ability to continue as a going concern; the adverse impact of the chapter 11 proceedings on the Company's business, financial condition, and results of operations; the Company's ability to maintain relationships with patients, employees, doctors, health plans and other key payers and other third parties as a result of the chapter 11 proceedings; the effects of the chapter 11 proceedings on the Company and the interests of various constituents, including holders of the Company's common stock; the Company's ability to obtain court approvals with respect to motions filed or other requests made to the Court throughout the course of the chapter 11 proceedings; risk associated with third-party motions in the chapter 11 cases; and the other risks and uncertainties described from time to time in the Company's filings with the United States Securities and Exchange Commission (the “SEC”). For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this press release is as of the date hereof, and the

Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

Contacts

Investor Relations / Media

Jude Gorman / Clayton Erwin / Olivia Sherman Collected Strategies

CareMax-CS@collectedstrategies.com